UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

RW Holdings NNN REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3090 Bristol Street, Suite 550, Costa Mesa, California
92626
(Address of principal executive offices)
(Zip Code)

(855) 742-4862
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.
RW Holdings NNN REIT, Inc. (the “Registrant”) makes the following disclosure pursuant to the Securities and Exchange Commission (“SEC”) order on March 4, 2020 set forth in SEC Release No. 34-88318, as modified and superseded by a new SEC order issued on March 25, 2020 set forth in SEC Release No 34-88465, providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak (the “Order”). The current outbreak of COVID-19 has posed a significant impact on the Registrant’s ability to file on a timely basis its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) that is due March 30, 2020 (the “Original Due Date”), and therefore the Company has elected to rely on the conditional filing relief provided under the Order.

The current COVID-19 outbreak has caused severe disruptions and has required the Registrant’s accounting staff and the staff of the Registrant’s independent registered public accounting firm to work from home, resulting in limited access to the Registrant’s facilities, which has caused a delay in the Registrant’s ability to prepare and analyze its financial statements for inclusion in the Annual Report.  The Registrant therefore has decided to rely on the conditional relief provided in the Order. Notwithstanding the foregoing, the Registrant expects to file the Annual Report on or before April 3, 2020, and in any event no later than May 14, 2020, or within the 45 days after the Original Due Date.

In light of the COVID-19 outbreak, the Registrant will be including the following risk factor in the Annual Report:

Pandemics or other health crises, such as the recent outbreak of the coronavirus, may adversely affect the Registrant’s business and/or operations, the tenants’ financial condition and the profitability of the Registrant’s retail properties.

The Registrant’s business and/or operations and the businesses of its tenants could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the recent outbreak of coronavirus. The profitability of the Registrant’s retail properties depends, in part, on the willingness of customers to visit the tenants’ businesses. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could cause employees or customers to avoid the Registrant’s properties, which could adversely affect foot traffic to the tenants’ businesses and the tenants’ ability to adequately staff their businesses. Most of the states where the Registrant operates have issued orders to close fitness centers and other retail establishments. Such events have adversely impacted tenants’ sales and/or caused the temporary closure or slowdown of the tenants’ businesses, which has severely disrupted their operations and could have a material adverse effect on the Registrant’s business, financial condition and results of operations. Similarly, the potential effects of quarantined employees of office tenants may adversely impact their businesses and affect their ability to pay rent on a timely basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC.
(Registrant)

Dated: March 30, 2020	By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer